Exhibit 32.2

MathStar, Inc.

Certification Pursuant to 18 U.S.C. Section 1350

In connection with the Quarterly Report on Form 10-Q of MathStar, Inc. (the “Company”) for the period ended September 30, 2005 (the “Periodic Report”), I, James W. Cruckshank, Vice President of Administration and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, that:

1.               The Periodic Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.               The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 22, 2005	/s/ James W. Cruchshank
James W. Cruckshank
Vice President of Administration and Chief
Financial Officer
MathStar, Inc.